                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                           [Amendment No. __________]

Filed by the Registrant:                      [X]
Filed by a Party other than the Registrant:   [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Pharmaceutical Product Development, Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       --
                  (Name of Person(s) Filing Proxy Statement, If
                           Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:_________

   (2) Aggregate number of securities to which transaction applies:____________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)_______________

   (4) Proposed maximum aggregate value of transaction:________________________

   (5) Total fee paid:_________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:_____________________________________________

       (2) Form, Schedule or Registration Statement no.:_______________________
       (3) Filing Party:_______________________________________________________

       (4) Date Filed:_________________________________________________________

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

                          3151 South Seventeenth Street
                        Wilmington, North Carolina 28412
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2002
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF
PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

         The 2002 annual meeting of shareholders of Pharmaceutical Product Development, Inc. will be held at our principal offices located at 3151 South Seventeenth Street, Wilmington, North Carolina, on Wednesday, May 15, 2002, at 10:00 a.m., for the following purposes:

         1.       To elect a board of eight directors.

         2. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

         The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. All of these shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You can vote in person at the meeting, even if you returned a proxy.

         Our proxy statement, proxy and Annual Report to Shareholders for the year ended December 31, 2001 are enclosed with this notice.

Important - Your proxy is enclosed.

         Whether or not you plan to attend the annual meeting, please mark, sign, date and promptly return your proxy in the enclosed envelope. No postage is required for mailing in the United States.

Wilmington, North Carolina
Dated:  March 29, 2002

                                              By Order of the Board of Directors

                                              /s/  B. Judd Hartman

                                              By:  B. Judd Hartman
                                                   Assistant Secretary

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

                          3151 South Seventeenth Street
                        Wilmington, North Carolina 28412

--------------------------------------------------------------------------------
                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 15, 2002

         Your vote is important. Therefore, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named in the proxy card enclosed with this proxy statement. This proxy statement has been prepared by the management of Pharmaceutical Product Development, Inc. "We", "our", "PPDI" and the "Company" each refers to Pharmaceutical Product Development, Inc. We will begin sending this proxy statement to our shareholders on or about March 29, 2002.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

         You are entitled to vote your common stock if you held shares as of March 15, 2002. At the close of business on March 15, 2002, a total of 54,661,950 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Voting by Proxies

         If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by signing, dating and mailing the proxy card in the postage paid envelope which we have provided to you. The proxies will vote your shares in accordance with your instructions. Of course, you can always come to the meeting and vote your shares in person. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not now aware of any other matters to be presented except for those described in this proxy statement. If any matters not described in the proxy statement are presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies may vote your common stock on the new meeting date as well, unless you revoke your proxy instructions.

Revoking your Proxy Instructions

         You may revoke your proxy. To do so, you must either (1) advise our corporate Secretary, Fred B. Davenport, Jr., in writing before the meeting, (2) deliver later proxy instructions before the meeting, or (3) attend the meeting and vote in person.

Counting Votes

         The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced to the meeting. Broker non-votes also count for quorum purposes. If you hold your common stock through a broker, bank or other nominee, generally the nominee may only vote the common stock that it holds for you in accordance with your instructions. However, if the nominee has not received your instructions before the meeting, the nominee may vote on matters that are determined to be routine by the

Nasdaq National Market. If a nominee cannot vote on a particular matter because it is not routine, there will be a "broker non-vote" on that matter. We do not count broker non-votes as votes for or against any proposal. We do count abstentions as votes against a proposal. Although there is no definitive statutory or case law in North Carolina regarding broker non-votes and abstentions, we believe that our intended treatment of them is appropriate.

Cost of this Proxy Solicitation

         We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our employees might solicit proxies personally and by telephone. None of these employees will receive any additional compensation for this. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.

Attending the Annual Meeting

         If you are a holder of record and plan to attend the annual meeting, please bring your proxy or a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in "street name", you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Our bylaws currently provide that the number of directors constituting the Board of Directors shall be not less than eight nor more than twelve. The Board of Directors may fix the number of directors within this range. The number of director seats is currently fixed at nine, and there are nine directors serving. In early 2002, Abraham E. Cohen, who has served as a director since 1998, informed the Board of Directors that due to other pressing business obligations and professional commitments, he has decided not to stand for re-election to the Board. The Board does not intend to nominate a replacement for Mr. Cohen at this annual meeting. Accordingly, the number of directors to be elected at this annual meeting is eight. The Nominating Committee is actively seeking candidates who are qualified, eligible and willing to serve on the Board of Directors. We anticipate that we might fill the vacancy resulting from Mr. Cohen's decision not to stand for re-election as soon as practicable after the annual meeting.

Vote Required

         Directors are elected by a plurality of the votes cast at the annual meeting. This means that the eight nominees receiving the highest number of votes will be elected.

Voting by the Proxies

         The proxies will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the election of the nominees named in this proxy statement. Each nominee has agreed to serve, and we expect that each of the nominees will be able to serve if elected. However, if any nominee is unavailable for election, the proxies will vote your common stock to elect a substitute nominee proposed by the Board of Directors.

Nominees

         The Nominating Committee unanimously recommends the eight nominees listed below for election to the Board. Each nominee currently serves as a director of the Company. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

                                                Director
Name of Nominee                  Age             Since        Position on Board
-------------------------   -----------       -----------     -----------------
Stuart Bondurant, M.D.           72              1994         Director

Fredric N. Eshelman              53              1990         Vice Chairman

Frederick Frank                  69              1996         Director

Catherine M. Klema               43              2000         Director

Terry Magnuson                   51              2001         Director

Ernest Mario                     63              1993         Chairman

John A. McNeill, Jr.             52              1989         Director

Paul J. Rizzo                    74              1998         Director


Other Current Director (Not Standing for Reelection)
----------------------------------------------------

Abraham E. Cohen                 65              1998         Director


         Stuart Bondurant, M.D. currently serves as a Professor of the School of Medicine at the University of North Carolina (Chapel Hill). He served as Dean of the School of Medicine at the University of North Carolina (Chapel Hill) from 1979 to 1994 and as Interim Dean from July 1996 until May 1997. Dr. Bondurant served as Director of Epidemiologic Studies at the New York Academy of Medicine from January 1995 until March 1996. Dr. Bondurant has served as President of the American College of Physicians and the Association of American Physicians. He has also served as Vice President of the American Heart Association and the American Society for Clinical Investigation. He served as the Chairman of the Board of Directors of the North Carolina Biotechnology Center from 1988 to 1992.

         Fredric N. Eshelman, Pharm.D. has served as Chief Executive Officer of the Company since July 1990, and as Vice Chairman of the Board of Directors since July 1993. Dr. Eshelman founded the Company's predecessor and served as its Chief Executive Officer until its sale to the Company in 1989. Dr. Eshelman served as Senior Vice President, Development and as a director of Glaxo Inc., a subsidiary of Glaxo Holdings, PLC, from 1998 through 1990 before rejoining the Company.


         Frederick Frank served as a director of Applied Bioscience International Inc. from 1988 until its acquisition by the Company in September 1996. Mr. Frank has been an investment banker with Lehman Brothers since 1969 and is currently Vice Chairman of that firm. Previously, Mr. Frank served as a Partner of Lehman Brothers from 1969 to 1972, as Managing Director from 1972 to 1993, and as Senior Managing Director from 1993 to 1995. Mr. Frank also serves on the Boards of Directors of Diagnostic Products, Landec Corporation and eSoft, Inc.

         Catherine M. Klema is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Ms. Klema served as Managing Director, Healthcare Investment Banking at SG Cowen Securities from 1997 to 2001. Ms. Klema also served as Managing Director, Healthcare Investment Banking at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994.

         Terry Magnuson, Ph.D. currently serves as the Sarah Graham Kenan Professor and Chair of the Department of Genetics of the School of Medicine, the Director of the Program in Cancer Genetics of the Lineberger Comprehensive Cancer Center and the Director of the Carolina Center for Genome Sciences at the University of North Carolina (Chapel Hill). Prior to joining the School of Medicine at the University of North Carolina (Chapel Hill) in 2000, Dr. Magnuson served Case Western Reserve University in a number of capacities from 1984 to 2000, and continues to serve as an Adjunct Professor and Director of the Developmental Biology Center of Case Western Reserve University. Dr. Magnuson served as Assistant Resident Geneticist in the Department of Pediatrics at the University of California, San Francisco from 1982 to 1984. Dr. Magnuson has served on numerous advisory panels, including the National Institute of Health Genetic Basis of Disease Review Committee from 1990 to 1995. Dr. Magnuson also currently serves as co-Editor in Chief for genesis: The Journal of Genetics and Development.

         Ernest Mario, Ph.D. serves as Chairman of the Board of Directors and Chief Executive of Apothogen, Inc., a pharmaceutical company. Prior to joining Apothogen in 2002, Dr. Mario served as Chairman of the Board of Directors and Chief Executive of ALZA Corporation, a pharmaceutical company. Prior to joining ALZA in 1993, Dr. Mario served as Chief Executive of Glaxo Holdings plc from 1989 to March 1993 and as Deputy Chairman and Chief Executive of Glaxo Holdings plc, a pharmaceutical company, from January 1992 to March 1993. Dr. Mario also is a director of Catalytica Energy Systems, Inc., COR Therapeutics Inc., SonoSite, Inc., Orchid Biosciences, Inc., Maxygen, Inc. and Boston Scientific Corp.

         John A. McNeill, Jr. served as the Company's President until 1990 and as its Chairman of the Board until July 1993. Mr. McNeill currently serves as Chief Executive Officer of Liberty Healthcare Services, LLC, a provider of nursing homes, assisted living facilities, independent living facilities, home healthcare agencies, home medical equipment and intravenous services.

         Paul J. Rizzo currently is Chairman of the Board of Directors and a Partner in Franklin Street Partners, an investment company. Mr. Rizzo joined IBM Corporation in 1958 and retired as Vice Chairman of the Board of Directors in 1987. From 1987 to 1992, he served as dean of the Kenan-Flagler Business School at the University of North Carolina (Chapel Hill). In 1993 he returned to IBM Corporation and served as Vice Chairman of the Board of Directors until his retirement in 1994. Mr. Rizzo also is a director of Cox Enterprises, Inc. and Maersk, Inc.

         Abraham E. Cohen joined Merck & Co., a pharmaceutical company, in 1957 and retired in 1992 as a Senior Vice President and as President of the Merck Sharp & Dohme International Division. He currently serves as Chairman of Kramex Corporation, a pharmaceutical consulting firm. Mr. Cohen also serves as Chairman of the Board of Directors of Neurobiological Technologies, Inc. and Vasomedical Inc. In addition, Mr. Cohen is a director of Akzo Nobel Nv., Teva Pharmaceutical, Ltd., Chugai Pharma, Japan, Smith Barney, Inc. and Axonyx, Inc.

Information About the Board of Directors and its Committees

         The Board of Directors is responsible for the general management of the Company. In 2001, the board held seven meetings. Each incumbent member of the board during the time he or she served as a director of the Company attended at least 75% of the 2001 meetings of the Board of Directors and board committees of which he or she was a member.

         The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. Mr. Frank, Chairman, Mr. McNeill and Mr. Rizzo are the members of the Audit Committee. The Audit Committee held four meetings in 2001. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with management and with the independent auditors the scope and results of the Company audits, the internal accounting controls of the Company, audit policies and practices, and the professional services furnished by the independent auditors.

         Mr. McNeill, Chairman, Dr. Bondurant and Ms. Klema are the members of the Compensation Committee. The Compensation Committee held five meetings in 2001. The Compensation Committee reviews and approves all compensation arrangements for the officers of the Company and administers our Equity Compensation Plan.

         Dr. Mario, Chairman, Mr. Frank and Dr. Magnuson are the members of the Nominating Committee. The Nominating Committee did not hold any meetings in 2001. The Nominating Committee has not established any procedures for shareholder submission to the Committee of nominees for election to the Board of Directors. However, our bylaws permit any shareholder of record to nominate directors. You must give written notice of your intent to make nominations by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company. If the election is to be held at the annual meeting of shareholders, you must give your notice not more than 90 days nor less than 50 days before the meeting. If the election is to be held at a special meeting of shareholders called to elect directors, you must give your notice by the tenth business day following the date on which notice of the special meeting is first given to shareholders. Your notice must include the following: (1) your name and address, as they appear on the Company's books, and the name and residence address of the persons to be nominated; (2) the class and number of shares of the Company which you beneficially own; (3) a representation that you are a shareholder of record of the Company entitled to vote at the meeting and intend to appear in person or by proxy to nominate the persons specified in your notice; (4) a description of all arrangements or understandings between you and each nominee and any other persons, by name, as to how you will make the nominations; (5) all other information regarding each nominee you propose which is required to be disclosed in a solicitation of proxies for election of directors or is required under Regulation 14A of the Securities Exchange Act of 1934, including any information required to be included in a proxy statement if the nominee had been nominated by the Board of Directors; and (6) the written consent of each nominee to be named in a proxy statement to serve as a director if elected.

         No shareholder has properly nominated anyone for election as a director at this annual meeting.


OTHER INFORMATION

Principal Shareholders

         The following table shows the number of shares of the Company's common stock beneficially owned as of March 15, 2002, by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (2) each director and nominee for director, (3) each of our executive officers named in the Summary Compensation Table below, and (4) all current directors and executive officers of the Company as a group. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown.

                                                  Shares Beneficially
  Name                                                 Owned (1)              Percentage Owned
  ----                                                 ---------              ----------------
  Stuart Bondurant (2)                                     6,000                     *
  Francis J. Casieri                                           0                     0%
  Abraham E. Cohen (3)                                    28,000                     *
  Paul S. Covington (4)                                   45,239                     *
  Fred B. Davenport, Jr. (5)                             116,999                     *
  Fredric N. Eshelman (6)                              5,327,305                    9.7%
  Frederick Frank (7)                                     31,500                     *
  Catherine M. Klema (8)                                  12,000                     *
  Terry Magnuson (8)                                      12,000                     *
  Philippe M. Maitre (9)                                  30,866                     *
  Ernest Mario (10)                                      787,768                    1.4%
  John A. McNeill, Jr. (11)                            1,752,358                    3.2%
  Paul J. Rizzo (12)                                      38,000                     *
  All directors and current executive                  8,211,035                   14.9%
  officers as a group (14 persons) (13)

  _______________________________________________
  * Less than one percent.
    (1) As of March 15, 2002, the Company had 54,661,950 includes shares issuable upon exercise of outstanding options that can be exercised within 60 days after February 28, 2002 for purposes of computing the percentage of common stock owned by the person named. Options owned by such person are not included for purposes of computing the percentage owned by any other person.

    (2)  Includes 4,000 shares of common stock issuable pursuant to options.

    (3)  Consists of 28,000 shares of common stock issuable pursuant to options.

    (4)  Includes 40,001 shares of common stock issuable pursuant to options.

    (5) Includes 2,000 shares of common stock held through an individual retirement account for the benefit of Mr. Davenport and 114,999 shares of common stock issuable pursuant to options.

    (6) Includes 209,999 shares of common stock issuable pursuant to options. Dr. Eshelman's address is 6814 Towles Road, Wilmington, North Carolina 28409.

    (7)  Includes 4,000 shares of common stock issuable pursuant to options.

    (8)  Consists of 12,000 shares of common stock issuable pursuant to options.

    (9)  Consists of 30,866 shares of common stock issuable pursuant to options.

    (10) Includes 268,776 shares of common stock held in a family partnership; 3,700 shares of common stock held in trust for Mrs. Mario; 3,700 shares of common stock held in trust for Dr. Mario; 201,366 shares of common stock held by Dr. Mario's wife; and 36,000 shares of common stock issuable pursuant to options.

    (11) Includes 1,230 shares of common stock held in a family partnership; 1,650,000 shares of common stock held in a limited liability company; 32,034 shares of common stock held in trust for Mr. McNeill's three children, all of whom reside with Mr. McNeill; and 36,000 shares of common stock issuable pursuant to options.

    (12) Includes 28,000 shares of common stock issuable pursuant to options.

    (13) Includes all shares of common stock referenced in the table above. Also includes shares of common stock owned by one executive officer who is not listed in the Summary Compensation Table.

Director Compensation

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. We pay non-employee directors an annual retainer of $20,000 payable in quarterly installments after each regularly scheduled meeting of directors. We also pay each non-employee director $1,000 for each meeting of the Board of Directors attended in person and $1,000 for attendance at our annual meeting of shareholders. In addition, we pay each non-employee director $750 for each committee meeting attended, and we pay the chairman of each committee $1,000 for attendance of each meeting of his committee. In the discretion of the Chairman of the Board of Directors, we pay each non-employee director $500 for each Board and committee meeting attended by telephone. In addition, we grant each non-employee director options to purchase 6,000 shares of common stock on each date he or she is elected or re-elected to the Board. The Compensation Committee increased the number of shares of common stock granted to non-employee directors on election and re-election from 4,000 to 6,000 in December 2001. The options granted to non-employee directors are fully vested on the grant date.

Executive Compensation Tables
--------------------------------------------------------------------------------

1. Summary Compensation Table

                                                                                            Long-Term
                                                    Annual Compensation                Compensation Awards
                                          ----------------------------------------     -------------------
                                                                    Other Annual    Restricted      Securities      All Other
                                             Salary      Bonus      Compensation    Stock Awards    Underlying     Compensation
Name and Principal Position        Year        ($)      ($)(1)           ($)           ($)(2)       Options (#)        ($)
----------------------------      ------  ------------ --------    --------------- -------------  -------------- ---------------
Fredric N. Eshelman (3)            2001    $  547,917  $  493,125       $      --     $  650,000         50,000      $    6,492
  Vice Chairman and                2000       503,333     201,333              --                        35,000           6,492
  Chief Executive Officer          1999       452,500     135,750              --                        50,000           5,833

Fred B. Davenport, Jr. (4)         2001    $  277,683  $  165,000       $      --     $  200,000         22,500      $    6,444
  President and Secretary          2000       230,575      92,230              --                        20,000           5,923
                                   1999       212,750      63,825              --                        20,000           5,527

Paul S. Covington (5)              2001    $  243,225   $ 135,000       $      --     $  200,000         15,000      $    6,030
  Executive Vice President -       2000       229,375      80,281              --                        10,000           5,706
  Development                      1999       214,375      64,312              --                        10,000           5,429

Philippe M. Maitre (6)             2001    $  255,417   $ 100,000       $      --     $  200,000          7,500      $    5,852
  Chief Financial Officer,         2000        90,064      47,019              --                        46,300           2,055
  Vice President Finance
  And Treasurer

Francis J. Casieri (7)             2001    $  171,315  $  120,203       $      --     $  150,000             --      $    6,202
  Senior Vice President-           2000       160,875      47,000              --                        20,000           5,656
  Global Business Development      1999        39,375      11,813              --                         5,000           1,250

--------------------

  (1) All bonuses were paid in the calendar year following the year in which they were earned as set forth in this table, except for Mr. Maitre's signing bonus of $20,000, which was paid to him in 2000.

  (2) All restricted stock awards were granted in January 2001. The value of each award was based on the closing price of the Company's common stock on the date the award was granted. All of the restricted stock awards will vest in January 2004.

  (3) Dr. Eshelman was awarded options to acquire 50,000, 35,000 and 50,000 shares of common stock on December 6, 1999, December 4, 2000 and December 3, 2001, respectively. Dr. Eshelman received other compensation in 2001 consisting of $1,242 in taxable benefit of premiums paid for group term life insurance on his behalf and $5,250 in 401(k) plan matching contributions. Dr. Eshelman received other compensation in 2000 consisting of $1,242 in taxable benefit of premiums paid for group term life insurance on his behalf and $5,250 in 401(k) plan matching contributions. Dr. Eshelman received other compensation in 1999 consisting of $833 in taxable benefit of premiums paid for group term life insurance on his behalf and $5,000 in 401(k) plan matching contributions.

  (4) Mr. Davenport was awarded options to acquire 20,000, 20,000 and 22,500 shares of common stock on December 6, 1999, December 4, 2000 and December 3, 2001, respectively. Mr. Davenport received other compensation in 2001 consisting of $1,194 in taxable benefits of premiums paid for group term life insurance on his behalf and $5,250 in 401(k) plan matching contributions. Mr. Davenport received other compensation in 2000 consisting of $673 in taxable benefit of premiums paid for group term life insurance on his behalf and $5,250 in 401(k) plan matching contributions. Mr. Davenport received other compensation in 1999 consisting of $527 in taxable benefit of premiums paid for group term life insurance on his behalf and $5,000 in 401(k) plan matching contributions.

  (5) Dr. Covington was awarded options to acquire 10,000, 10,000 and 15,000 shares of common stock on December 6, 1999, December 4, 2000 and December 3, 2001, respectively. Dr. Covington received other compensation in 2001 consisting of $780 in taxable benefits of premiums paid for group term life insurance on his behalf and $5,250 in 401(k) matching contributions. Dr. Covington received other compensation in 2000 consisting of $456 in taxable benefit of premiums paid for group term life insurance on his behalf and $5,250 in 401(k) plan matching contributions. Dr. Covington received other compensation in 1999 consisting of $429 in taxable benefit of premiums paid for group term life insurance on his behalf and $5,000 in 401(k) plan matching contributions.

  (6) Mr. Maitre became the Chief Financial Officer of the Company on August 7, 2000. He was awarded options to acquire 40,000, 6,300 and 7,500 shares of common stock on August 7, 2000, December 4, 2000 and December 3, 2001, respectively. Mr. Maitre received other compensation in 2001 consisting of $810 in taxable benefit of premiums paid for group term life insurance on his behalf and $5,042 in 401(k) matching contributions. Mr. Maitre received other compensation in 2000 consisting of $180 in taxable benefit of premiums paid for group term life insurance on his behalf and $1,875 in 401(k) plan matching contributions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (7) Mr. Casieri began his employment with the Company in 1999. Mr. Casieri was awarded options to acquire 5,000, 10,000 and 10,000 shares of common stock on September 13, 1999, February 28, 2000 and December 4, 2000, respectively. Mr. Casieri received other compensation in 2001 consisting of $1,485 in taxable benefit of premiums paid for group term life insurance on his behalf and $4,717 in 401(k) plan matching contributions. Mr. Casieri received other compensation in 2000 consisting of $1,135 in taxable benefit of premiums paid for group term life insurance on his behalf and $4,522 in 401(k) plan matching contributions. Mr. Casieri received other compensation in 1999 consisting of $237 in taxable benefit of premiums paid for group term life insurance on his behalf and $1,013 in 401(k) plan matching contributions. Under his employment agreement, Mr. Casieri was awarded options to acquire 15,000 shares of common stock on January 1, 2002.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

2. Stock Option/SAR Grants Table - 2001 Grants

                                                                                      Potential Realizable Value
                                                                                      at Annualized Annual Rates
                                                                                      of Stock Price Appreciation
                                           Individual Grants(1)                           for Option Term (2)
                         --------------------------------------------------------    -----------------------------
                                        Percent of
                          Number of        Total
                         Securities       Options
                         Underlying     Granted to     Exercise or
                           Options     Employees in     Base Price     Expiration
         Name            Granted (#)    Fiscal Year       ($/Sh)          Date            5%($)          10%($)
                         -----------   ------------    -----------     ----------       ---------     ------------
Fredric N. Eshelman         50,000        9.98%          $ 26.22       12/02/11         $ 824,500     $2,089,500
Fred B. Davenport, Jr.      22,500        4.49%            26.22       12/02/11           371,025        940,275
Paul S. Covington           15,000        2.99%            26.22       12/02/11           247,350        626,850
Philippe M. Maitre           7,500        1.50%            26.22       12/02/11           123,675        313,425

---------------------

   (1) All options to current executive officers named in this table were granted under our Equity Compensation Plan. The options were granted December 3, 2001. The exercise price per share of all options granted equals the fair market value per share of our Common Stock on the date of grant. The options are exercisable over a term of ten years from the date of grant. Shares subject to the options granted vest ratably over the three-year period starting on the date of the grant, with vesting occurring on the anniversary dates of the grant. All options are non-qualified stock options and expire three months after termination of employment. However, if employment is terminated because of death or disability, the options can be exercised until one year after death or disability.

   (2) Potential realizable value of each grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the ten-year term of the option. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Common Stock increasing to $42.71 and $68.01 per share.

   (3) We granted options to acquire 158,148 shares of Common Stock prior to our one-for-one stock dividend in May 2001, and options to acquire 184,625 shares of Common Stock after the stock dividend. As adjusted for our May 2001 one-for-one stock dividend, we granted options to acquire a total of 500,921 shares of Common Stock in 2001.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

3. Aggregated Option/SAR Exercises In 2001
and Option/SAR Values as of Year-End 2001

                                                          Number of Securities
                                                         Underlying Unexercised         Value of Unexercised
                                                         Options/SARs at Fiscal       In-the-Money Options/SARs
                           Shares                             Year-End (#)             at Fiscal Year-End (1)($)
                         Acquired on     Value        ---------------------------    ---------------------------
Name                     Exercise (#)   Realized ($)  Exercisable   Unexercisable    Exercisable   Unexercisable
----                    ------------  -------------   -----------   -------------    -----------   -------------
Fredric N. Eshelman           --               --        209,999         130,001       4,671,844      1,802,256
Fred B. Davenport, Jr.    75,000        1,231,269        114,999          62,501       2,310,744        845,581
Paul S. Covington         49,998          815,642         40,001          35,001         896,957        445,634
Philippe M. Maitre            --               --         30,866          69,234         633,975      1,313,668
Frank J. Casieri          10,000          164,948          6,666          30,002          91,191        552,506

_______________________________________

   (1) The value of the options is based on the difference between the exercise price and $32.31, the closing price per share of the Company's common stock on the National Association of Securities Dealers' Automated
       Quotation National Market System on December 31, 2001.


------------------------------------------------------------------------------------------------------------------

Employment and Severance Agreements

     Fred Eshelman, Chief Executive Officer, entered into an employment agreement with the Company effective July 1, 1997. The employment agreement provides for automatic one-year renewals unless either party gives notice that the agreement will not be renewed, and the agreement automatically renewed for a fifth one-year term beginning July 1, 2001. Dr. Eshelman's annual base salary for the renewal term is $575,000.

     Fred B. Davenport, Jr. was promoted from Executive Vice President to President of the Company on January 15, 2002. Mr. Davenport entered into a new employment agreement with the Company dated January 15, 2002, which provides for an initial term beginning January 15, 2002 and ending December 31, 2003. The employment agreement contains automatic one-year renewals unless either party gives notice that the agreement will not be renewed. Mr. Davenport's annual base salary for 2002 is $310,000.

     Paul S. Covington was promoted from Senior Vice President-Medical Affairs and Chief Safety Officer to Executive Vice President-Development of PPD Development, the Company's contract research organization subsidiary, effective January 15, 2002. Dr. Covington entered into a new employment agreement with PPD Development dated January 15, 2002, which provides for an initial term beginning January 15, 2002 and ending December 31, 2003. The employment agreement contains automatic one-year renewals unless either party gives notice that the agreement will not be renewed. Dr. Covington's annual base salary for 2002 is $275,000.

     Philippe Maitre, Chief Financial Officer, entered into an employment agreement with the Company effective August 7, 2000. The employment agreement provides for automatic one-year renewals unless either party gives notice that the agreement will not be renewed. The agreement was renewed for a second one-year term starting August 7, 2001, and Mr. Maitre's annual base salary was increased to $265,000.

     Frank Casieri entered into an employment agreement with PPD Development on December 17, 1999 to serve as Senior Vice President-Global Business Development. The employment agreement provides for automatic one-year renewals unless either party gives notice that the agreement will not be renewed. The agreement was renewed for a third one-year term starting January 1, 2002. Mr. Casieri's base salary for the renewal term is $182,023.

     Each of the executive officers named in the Summary Compensation Table entered into a severance agreement with the Company effective January 1, 2001. Each severance agreement provides that upon termination of the executive officer's employment within one year after a change of control of the Company, including required relocation that he declines, the executive officer will be paid an amount equal to twice his base salary and cash bonus for the prior 12 months, except for Dr. Eshelman, Mr. Davenport and Dr. Covington. Dr. Eshelman is entitled to a severance payment equal to three times his annual base salary and cash bonus, and Mr. Davenport and Dr. Covington are entitled to a severance payment equal to two and one-half times their annual base salary and cash bonus for the prior 12 months. Dr. Covington's severance agreement was amended to increase his severance payment to two and one-half times his annual base salary and cash bonus when he was promoted to Executive Vice President - Development in January 2002. In addition, all outstanding unvested stock options and unvested restricted stock granted at least six months prior to the executive officer's termination of employment will vest upon termination.

Report of the Compensation Committee on Executive Compensation

     John A. McNeill, Jr., Chairman, Stuart Bondurant and Catherine M. Klema are the members of the Compensation Committee. All of the committee members are outside directors.


     Executive Pay Policy.
     --------------------

     The Compensation Committee has consistently stated that the Company should have a compensation system that is performance-oriented and designed to achieve long-term shareholder returns. Since 1997, the Company has retained Frederic W. Cook & Co., Inc., a consulting firm, to assist the Committee in meeting these objectives and to periodically evaluate the competitiveness of the Company's executive compensation practices.

     In May 2000, the Committee asked the Cook firm to review and evaluate cash and stock-based compensation for several executives of the Company, including the current executive officers. Based in part on the Cook firm's recommendations, the committee increased the annual target cash bonuses which can be earned by certain executive officers, including the Chief Executive Officer, made restricted stock awards to executive officers in January 2001, and increased the severance payable to certain executive officers in the event of termination of employment within one year following a change of control of the Company.

     In May 2001, the Company issued a one-for-one stock dividend. As a result of the stock dividend, in December 2001 the committee approved an increase in the number of initial and annual grants which may be issued under the Company's stock option guidelines. The committee also set the range for the Chief Executive Officer's 2001 and 2002 annual bonus at 50% to 90% of base salary, with a target bonus of 70%.

     The committee believes that these changes to the executive compensation program are consistent with its stated objective and have contributed to the retention of the Company's executive officers, particularly Dr. Eshelman, Mr. Davenport and Dr. Covington, who have been with the Company for periods ranging from six to eleven years. The committee intends to continue to periodically evaluate the Company's executive compensation program to ensure that it is designed to reward performance, achieve long-term shareholder value and improve the Company's ability to attract and retain key executives.

     Specific Compensation Programs.
     ------------------------------

     The Company's compensation policy for its executive officers includes a mix of base salary, annual cash bonus awards and long-term incentive compensation in the form of stock options and restricted stock.

     Base Salary. The committee reviews the base salaries of the Company's executive officers annually. Following its 2001 annual reviews of Mr. Davenport, Dr. Covington, Mr. Maitre and Mr. Casieri, the committee approved a $16,800 increase for Mr. Davenport, a $13,800 increase for Dr. Covington, a $15,000 increase for Mr. Maitre and a $10,303 increase for Mr. Casieri, which represents a 6% increase in base salary in each case. In January 2002, Mr. Davenport was promoted to President of the Company and the committee approved a salary increase for Mr. Davenport of $13,200, or approximately 4.5%. At the same time, Dr. Covington was promoted to Executive Vice President - Development of PPD Development, the Company's contract research organization subsidiary. The committee approved a $16,572, or 6.4%, salary increase for Dr. Covington in connection with his promotion.

     The committee continues to adhere to its general policy that executive employment agreements will have an initial term of one or two years, with a provision for successive one-year renewal terms unless either party gives notice to the other that the agreement will not be renewed. All of the employment agreements that the Company has with its executive officers include this provision. The committee's experience has been that employment agreements with shorter terms and annual performance reviews encourages better performance by executives.

     Annual Bonus Awards. All current employment agreements with executive officers provide for payment of cash bonus awards in the discretion of the Compensation Committee. The committee has adopted an employee incentive compensation plan, and reviews and updates the plan on an annual basis. Under the 2001 employee incentive compensation plan adopted by the committee, target bonuses for executive officers who participate in the plan, other than the Chief Executive Officer, were set at 40% of base salary. The Chief Executive Officer's target bonus for 2001 was set at 70% of his base salary. Mr. Casieri's annual cash bonus is determined under our employee incentive compensation plan and under a separate bonus program based primarily on new business authorizations obtained during the year. As a result of the Company's outstanding performance in 2001, the Committee approved bonuses to certain executive officers under the 2001 employee incentive compensation plan in excess of the target bonuses. Mr. Davenport received a bonus of $165,000, or 59% of his base salary, and Dr. Covington received a bonus of $135,000, or 55% of his base salary. Mr. Casieri received a bonus of $120,203, or 70% of his base salary. Of that amount, $51,516, or 30% of his base salary, was paid under the 2001 employee incentive compensation program. The balance of Mr. Casieri's 2001 bonus was earned under the separate bonus program.

         Stock-Based Awards. The committee approved grants of nonqualified stock options in 2001 to all current executive officers. The stock option awards received by executive officers named in the Summary Compensation Table were made under comprehensive guidelines for grants of nonqualified stock options last updated by the committee in December 2001. Initial and annual awards of stock options are based upon the position held by an executive and the size of the stock option awards generally are tied to the Company's overall performance. The committee in its discretion may also issue stock option grants in lieu of increases in base salary or cash bonus awards to incentivize executives. The committee believes that this approach is consistent with its stated objective of establishing a performance-based executive compensation system since the value of the executive's stock options generally will be related to the Company's overall performance. In January 2001, the committee also approved awards of restricted stock to its executive officers in recognition of the Company's successful performance in 2000 and to incentivize performance in future years. Adjusted for the May 2001stock dividend, Dr. Eshelman received 27,188 shares of restricted stock, Mr. Maitre, Mr. Davenport and Dr. Covington each received 8,366 shares, and Mr. Casieri received 6,274 shares. All of the restricted stock grants are subject to three-year cliff vesting.

         Chief Executive Officer Compensation.
         ------------------------------------

         Dr. Eshelman's current base salary of $575,000 was determined in March 2001 as part of his annual performance review. The committee increased his salary from $525,000 to $575,000, a 9.5% increase, effective July 1, 2001 when Dr. Eshelman's employment agreement was renewed for another one-year term. In setting his base salary, the Committee noted the Company's stock price had more than doubled from the same point in 2000, and the Company's revenues and earnings had increased substantially.

         In February 2002, in connection with Dr. Eshelman's annual performance review, the Committee determined Dr. Eshelman's bonus under the 2001 employee incentive compensation plan and reviewed his base salary. Based on the Company's solid performance in 2001, the Committee approved a bonus to Dr. Eshelman of $493,125, or 90% of his base salary. In addition, the Committee increased Dr. Eshelman's salary from $575,000 to $609,500, a 6% increase, effective July 1, 2002 when Dr. Eshelman's employment agreement is scheduled to renew for another one-year term.

         In addition to his cash compensation, in January 2001, the Committee awarded Dr. Eshelman 27,188 shares of restricted stock. All of the restricted shares are subject to a three-year cliff vesting schedule. The Committee also awarded Dr. Eshelman a grant of 50,000 nonqualified stock options on December 3, 2001 at an exercise price of $26.22 per share. This option grant was made within the Company's stock option guidelines.

         Submitted by:      THE COMPENSATION COMMITTEE

                            John A. McNeill, Jr., Chairman
                            Stuart Bondurant
                            Catherine M. Klema

Compensation Committee Interlocks and Insider Participation

         Ernest Mario, Chairman, Stuart Bondurant and John A. McNeill, Jr. were the members of the Compensation Committee in 2001. None of the members of the Compensation Committee was an officer or employee of the Company at any time in 2001. Mr. McNeill served as the Company's President from 1989 until 1993. In 2001, our Chief Executive Officer, Dr. Eshelman, served as a director of Apothogen, Inc., and Dr. Mario served as the Chairman of the Board of Apothogen. Except for these interlocks, no executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


Report of the Audit Committee

         The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management. The committee has also discussed with the independent auditors of those financial statements, PricewaterhouseCoopers LLP ("PwC"), the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with

Audit Committees, as modified or supplemented, and has discussed with PwC its independence. The committee has also considered whether the provision of (1) financial information and design services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X and (2) services other than the audit of the Company's financial statements and financial information and design services were compatible with maintaining PwC's independence.

         Based on the review and discussions referred to in the foregoing paragraph, the committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

         The Board of Directors has determined that the members of the committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors certifies that the committee has and will continue to have at least one member that has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The committee recommended and the Board of Directors approved an Audit Committee charter in May 2000. The committee reviewed and reassessed the adequacy of the Audit Committee charter in February 2002.

         Submitted by:           THE FINANCE AND AUDIT COMMITTEE

                                 Frederick Frank, Chairman
                                 John A. McNeill, Jr.
                                 Paul J. Rizzo


Fees Paid to the Independent Auditors

         Audit Fees.
         ----------

         PwC billed the Company aggregate fees of $285,578 for professional services rendered for the audit of the Company's annual financial statements for 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2001.

         Financial Information Systems Design and Implementation Fees.
         ------------------------------------------------------------

         In 2001, PwC did not provide, or bill the Company for, financial information systems design or implementation services described in paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X.

         All Other Fees.
         --------------

         PwC billed the Company aggregate fees of $593,186 for professional services rendered in 2001other than audit fees and financial information systems design and implementation fees. Of this amount, $422,526 was for tax-related services, $107,795 was for international statutory audits and non-financial statement related audits, and $62,865 was for general consulting work.

Performance Graph

     Below is a graph which compares the cumulative total shareholder return on the Company's Common Stock from December 31, 1996 through December 31, 2001, against the cumulative total return for the same period on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index. The results are based on an assumed $100 invested on December 31, 1996 and reinvestment of all dividends.

                                     [GRAPH]

CRSP Total Returns Index for:                12/31/96      12/31/97     12/31/98     12/31/99     12/29/00     12/31/01
-----------------------------                --------      --------     --------     --------     --------     --------
PPDI                                           100.0          60.9         119.1         47.0        196.8        255.9
NASDAQ Stock Market (U.S.) Index               100.0         122.5         172.7        320.9        193.0        153.2
NASDAQ Health Services Index                   100.0         102.6          87.0         70.0         96.0        103.8

Deadline for Receipt of Shareholder Proposals

         Shareholder proposals to be included in the proxy statement for our next annual meeting of shareholders must be received by the Company not later than November 29, 2002. Under the Company's bylaws, shareholder proposals to be considered at our next annual meeting must be received by the Company not later than 50 days prior to that meeting. All submissions must comply with all of the requirements of the Company's bylaws and Rule 14a-8 of the Securities Exchange Act. Proposals should be mailed to Fred B. Davenport, Jr., Secretary, Pharmaceutical Product Development, Inc., 3151 South Seventeenth Street, Wilmington, North Carolina 28412.

Certain Transactions

         In October 2001, we made an investment in Apothogen, Inc., a new company formed to acquire, develop and commercialize selected pharmaceutical products. Dr. Eshelman, our Chief Executive Officer, and Dr. Mario, our Chairman, also made investments in Apothogen and are entitled to serve as directors of Apothogen. Dr. Mario has served as Apothogen's Chairman since its inception and became its Chief Executive Officer in 2002. We are entitled to nominate one person to serve on Apothogen's seven-member board of directors. Stuart Bondurant is currently our director on Apothogen's board.

         In connection with our investment in Apothogen, we entered into an agreement to serve as the exclusive provider of drug development and clinical research program management services to Apothogen. We also sublease space to Apothogen in our offices in Wilmington and Raleigh, North Carolina, and provide administrative services to Apothogen. In 2001, Apothogen paid us $118,310 for rent, $4,898 for drug development services and $4,664 for administrative services.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These officers, directors and shareholders are required by regulations under the Securities Exchange Act to furnish us with copies of all forms they file under Section 16(a).

         Based solely on our review of the copies of forms we have received, we believe that during 2001 all of our officers, directors and shareholders described above complied with all Section 16(a) filing requirements.

OTHER MATTERS

         Effective February 25, 2002, the Board of Directors of the Company appointed Deloitte & Touche LLP ("D&T"), Raleigh, North Carolina, to serve as the independent auditors of the Company for the fiscal year ending December 31, 2002. Pricewaterhouse Coopers LLP ("PwC"), and its predecessor, Coopers & Lybrand L.L.P., had audited our financial statements since 1994. PwC was dismissed as our independent auditors on February 25, 2002. The reports prepared and issued on our financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, scope or accounting principles. The decision to change independent auditors was recommended by our Audit Committee and approved by our Board of Directors. During our two most recent fiscal years through the date of PwC's dismissal, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make a reference to the subject matter of the disagreements in connection with their reports on the financial statements for such years. PwC advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. D&T has also advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity. Representatives of D&T and PwC are expected to attend the annual meeting. They will have an opportunity to make a statement if they desire, and they also will be available to respond to appropriate questions.

                              By Order of the Board of Directors

                              /s/ Fredric N. Eshelman, Pharm.D.

                              Fredric N. Eshelman, Pharm.D.
                              Chief Executive Officer

             (down triangle) FOLD AND DETACH HERE (down triangle)
--------------------------------------------------------------------------------

  This Proxy is Solicited on Behalf of the Board of Directors of the Company

                   PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
                         3151 South Seventeenth Street
                       Wilmington, North Carolina 28412
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 May 15, 2002

The undersigned hereby appoints Fredric N. Eshelman and Fred B. Davenport, Jr., and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), held of record by the undersigned on March 15, 2002, at the Annual Meeting of Shareholders to be held at the principal offices of the Company located at 3151 South Seventeenth Street, Wilmington, North Carolina at 10:00 a.m. on May 15, 2002, or at any adjournment(s) thereof. The following matters are more specifically described in the accompanying proxy statement.

(1) Election of Directors:
          [_] FOR ALL NOMINEES LISTED BELOW                                            [_] WITHOUT AUTHORITY TO VOTE
            (except as marked to the contrary below)                                   FOR ALL NOMINEES LISTED BELOW

   INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

    Stuart Bondurant, M.D.     Fredric N. Eshelman, Pharm.D. Frederick Frank
    Catherine M. Klema         Terry Magnuson, Ph.D.         Ernest Mario, Ph.D.
    John A. McNeill, Jr.       Paul J. Rizzo

(2) In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

         [_] GRANT AUTHORITY                                         [_] WITHHOLD AUTHORITY

                           (Continued on other side)

             (down triangle) FOLD AND DETACH HERE (down triangle)
--------------------------------------------------------------------------------


                          (Continued from other side)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR LISTED ABOVE, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

                                                              _________________
                                                              Signature

                                                              _________________
                                                              Signature, if
                                                              held jointly

                                                              Please date and
                                                              sign exactly as
                                                              name appears on
                                                              your stock
                                                              certificate.
                                                              Joint owners
                                                              should each sign
                                                              personally.
                                                              Trustees,
                                                              custodians,
                                                              executors and
                                                              others signing in
                                                              a representative
                                                              capacity should
                                                              indicate the
                                                              capacity in which
                                                              they sign.

                                                              Date:__ , 2002


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.